   As filed with the Securities and Exchange Commission on December 17, 1998



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      HEALTHCARE FINANCIAL PARTNERS, INC.
                      -----------------------------------
            (Exact Name of Registrant as Specified in Its Charter)



              Delaware                                     52-1844418
              --------                                     ----------
(State of Incorporation or Organization)                (I.R.S. Employer
                                                       Identification No.)

  2 Wisconsin Circle, Fourth Floor
       Chevy Chase, Maryland                                   20815
  --------------------------------                             -----
(Address of Principal Executive Offices)                     (Zip Code)


If this form relates to the            If this form relates to the
registration of a class of debt        registration of a class of debt
securities and is effective upon       securities and is to become effective
filing pursuant to General             simultaneously with the effectiveness
Instruction A(c)(1), please check      of a concurrent registration statement
the following box [_]                  under the Securities Act of 1933
                                       pursuant to General Instruction A(c)(2), please check the following box [_]


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

      Title of Each Class                 Name of Each Exchange on Which
      to be so Registered                 Each Class is to be Registered
      -------------------                 ------------------------------

Common Stock, par value $.01 per share         New York Stock Exchange


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                 None
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The class of securities to be registered is the common stock, par value $0.01 per share (the "Common Stock"), of HealthCare Financial Partners, Inc (the "Company"). The information required by this Item 1 is incorporated by reference to the information set forth under the caption "Description of Capital Stock" appearing in the Prospectus, dated June 11, 1997, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(1) on June 13, 1997, except that on May 28, 1998, the stockholders of the Company approved an amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the number of shares of Common Stock that the Company is authorized to issue from 30,000,000 to 60,000,000.


ITEM 2.  EXHIBITS

     1. All exhibits required by Instruction II to Item 2 will be supplied to The New York Stock Exchange

                                       2
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        HEALTHCARE FINANCIAL PARTNERS, INC.
                                             (Registrant)

                                              By: /s/ Edward P. Nordberg, Jr.
                                                  ------------------------------
                                                  Edward P. Nordberg, Jr.
                                                  Chief Financial Officer



Dated:  December 16, 1998

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